Company Contact:	Investor Relations Contact:
Mr. Jing Xie	Mr. Crocker Coulson, President
Secretary of Board and Vice President	CCG Investor Relations
Universal Travel Group	Phone: +1-646-213-1915 (NY office)
Phone: +86-755-8366-8489
Email: 06@cnutg.cn	E-mail: crocker.coulson@ccgir.com
us.cnutg.com	www.ccgirasia.com

FOR IMMEDIATE RELEASE

Universal Travel Group Expands Shenzhen Headquarters

SHENZHEN, China, October 7, 2009 – Universal Travel Group (NYSEAmex: UTA) (“Universal Travel Group” or the “Company”), a growing travel services provider in the People’s Republic of China (“PRC”) specializing in online and customer representative services to the travel service industry offering packaged tours, air ticketing and hotel reservation services, today announced the relocation and expansion of its Shenzhen headquarters.

Along with the recent business expansion and establishment of its second home base in Chongqing, Universal Travel Group has expanded its operations in the Shenzhen headquarters and moved to a new office building on October 4, 2009.

Universal Travel Group's new headquarters address:
Shenzhen Nanshan District High-Tech Software Park
5/F South Tower, Building No. 11, Second Zhongke Road
Shenzhen, China

Universal Travel Group's old offices will remain open at the following address:
Suite 308, Hualian Building, 2008 Shennan Road Central,
Shenzhen, China

The Company's new headquarters is twice as large as its old office and seats 150 call center customer service representatives.  Together with its Chongqing's home base and other satellite offices, Universal Travel Group now has over 300 representatives to meet the growing demand for domestic and international travel by Chinese consumers, especially during the holidays.  The Company has witnessed a surge in travel activity around the National Day Holiday and Mid-Autumn Festival in early October, which the Company believes will positively impact its top and bottom-line financials in the second half of the year.

"Our new headquarters will serve as the platform for Universal Travel Group to provide excellent customer service and innovative travel solutions as we expand our operations into other parts of China," said Ms. Jiangping Jiang, Chairwoman and CEO of Universal Travel Group. "We are very pleased with the growing volume of air travel, hotel and packaged tour reservations, especially during the recent National Day holiday period in China and expect it to significantly surpass our prior year results given the improving economic environment."

About Universal Travel Group

Universal Travel Group, a growing travel services provider in the PRC, is engaged in providing reservation, booking, and domestic and international travel and tourism services throughout the PRC via the internet and through customer representatives. Under the theme “Wings towards a more colorful life” the company's core services include tour packaging for customers and booking services for air tickets and hotels. In 2007, Universal Travel Group completed the acquisitions of Shenzhen Speedy Dragon, specializing in air cargo transportation; Xi’an Golden Net, specializing in travel packaged tours; Shanghai LanBao, specializing in hotel reservation and Foshan Overseas International, a PRC-based company that handles domestic and international travel inquiries. In 2009, Universal Travel Group sold Shenzhen Speedy Dragon to focus on more profitable travel related businesses and its cost effective TRIPEASY Kiosks expansion. Universal Travel Group's goal is to become the PRC’s leading travel services provider in all fields of the tourism industry including the aviation, hotel booking and tour packaging segments. For more information about the Company, please visit us.cnutg.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains certain statements that may include “forward-looking statements” within the meaning of federal securities laws. All statements, other than statements of historical facts, included herein are “forward-looking statements”. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the Company’s ability to successfully expand its market presence and those discussed in the Company's periodic reports that are filed with and available from the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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